UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 19, 2012

Date of Report (Date of earliest event reported)

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

NEVADA	001-31791	04-3562325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

(Address of principal executive offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2012, Galectin Therapeutics Inc. (the “Company”) entered into an Independent Consulting Agreement (the “Independent Consulting Agreement”) between the Company and Thomas A. McGauley that extends his consulting arrangement as the Company’s Acting Chief Financial Officer through December 31, 2012. The Independent Consulting Agreement is effective October 1, 2012 and supersedes his current consulting agreement that is described in the Company’s Form 8-K filed March 5, 2012. The term of the Independent Consulting Agreement may be extended on a month-to-month basis at the sole discretion of the Company’s Chief Executive Officer. Mr. McGauley will receive a base fee of $14,250 per month based on an estimated ninety-five hours of consulting per month, and he will receive $150 per hour for every hour worked in excess of ninety-five hours per month. Mr. McGauley is not eligible to participate in any employee pension, health or other benefit plan or program sponsored by the Company in his role as a consultant.

The Independent Consulting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Independent Consulting Agreement, dated September 19, 2012, between Galectin Therapeutics Inc. and Thomas A. McGauley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALECTIN THERAPEUTICS INC.

By:	/s/ Peter G. Traber
Peter G. Traber, M.D. President, Chief Executive Officer & Chief Medical Officer

Date: September 21, 2012